Exhibit 99.1

Alkami Announces Fourth Quarter 2022 Financial Results

PLANO, Texas, Feb. 23, 2023 (GLOBE NEWSWIRE) -- Alkami Technology, Inc. (Nasdaq: ALKT) (“Alkami”), a leading cloud-based digital banking solutions provider for financial institutions in the U.S., today announced results for its fourth quarter and full year ending December 31, 2022.

Fourth Quarter 2022 Financial Highlights
•GAAP total revenue of $55.5 million, an increase of 31% compared to the year-ago quarter;
•GAAP gross margin of 52%, compared to 55% in the year-ago quarter;
•Non-GAAP gross margin of 56%, compared to 57% in the year-ago quarter;
•GAAP net loss of $(4.9) million, compared to $(13.3) million in the year-ago quarter; and
•Adjusted EBITDA loss of $(4.0) million, compared to $(4.4) million in the year-ago quarter.

Full Year 2022 Financial Highlights
•GAAP total revenue of $204.3 million, an increase of 34% compared to 2021;
•GAAP gross margin of 53%, compared to 55% in 2021;
•Non-GAAP gross margin of 57%, compared to 57% in 2021;
•GAAP net loss of $(58.6) million compared to $(46.8) million in 2021; and,
•Adjusted EBITDA loss of $(17.6) million compared to $(22.0) million in 2021.

Comments on the News
Alex Shootman, Chief Executive Officer, said, “In the fourth quarter, we continued to drive strong sales performance and business execution, and we continued our record of industry-leading growth. We added 37 new logos to the Alkami digital banking community in 2022. In addition, we successfully renewed 22 client contracts and continued to expand add-on sales as our clients continue to seek digital innovation to deliver to their customers across our modern, multi-tenant cloud based digital banking platform.”

Shootman added, “As our financial institution clients face increasing competition, investments in industry-leading digital onboarding, data analytics, and digital banking user experiences for both businesses and consumers, such as Alkami’s, are becoming strategically required.”

“We exited the fourth quarter with 14.5 million digital banking users on the Alkami platform, up 18% from the year-ago quarter,” said Bryan Hill, Chief Financial Officer. “In 2022, we added approximately 2.2 million digital banking users to the Alkami platform, including approximately 800,000 in the fourth quarter. We exited the quarter with annual recurring revenue of $226 million, up 34% compared to December 31, 2021. And our revenue per registered user continued to increase, ending the year at $15.55.”

2023 Financial Outlook
Alkami’s financial outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement Regarding Forward-Looking Statements.”

Alkami is providing guidance for its first quarter ending March 31, 2023 of:
•GAAP total revenue in the range of $58.0 million to $59.0 million;
•Adjusted EBITDA loss in the range of ($4.5) million to ($3.5) million.

Alkami is providing guidance for its calendar year ending December 31, 2023 of:
•GAAP total revenue in the range of $255.0 million to $260.0 million;
•Adjusted EBITDA loss in the range of ($7.0) million to ($4.0) million.

Conference Call Information
The Company will host a conference call at 5:00 p.m. ET today to discuss its financial results with investors. A live webcast of the event will be available on the Alkami investor relations website at investors.alkami.com. In addition, a live dial-in will be available domestically at 1-877-870-4263 and internationally at 1-412-317-0790 using passcode 10175187. A replay will be available in the Investor Relations section of the Alkami website.

About Alkami
Alkami Technology, Inc. is a leading cloud-based digital banking solutions provider for financial institutions in the United States that enables clients to grow confidently, adapt quickly and build thriving digital communities. Alkami helps clients transform through retail and business banking, digital account opening and digital loan origination, payment security, and data analytics and marketing solutions. To learn more, visit http://www.alkami.com/.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements relating to Alkami Technology, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its future cash flows and its financial outlook. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations. Factors that may materially affect such forward-looking statements include: Our limited operating history and history of operating losses; our ability to manage future growth; our ability to attract new clients and retain and expand existing clients’ use of our solutions; the unpredictable and time-consuming nature of our sales cycles; our ability to maintain, protect and enhance our brand; our ability to accurately predict the long-term rate of client subscription renewals or adoption of our solutions; our reliance on third-party software, content and services; our ability to effectively integrate our solutions with other systems used by our clients; intense competition in our industry; any downturn, consolidation or decrease in technology spend in the financial services industry; our ability and the ability of third parties on which we rely to prevent and identify breaches of security measures (including cybersecurity) and resulting disruptions of our systems or operations and unauthorized access to client customer and other data; our ability to successfully integrate acquired companies or businesses; our ability to comply with regulatory and legal requirements and developments; our ability to attract and retain key employees; the political, economic and competitive conditions in the markets and jurisdictions where we operate; our ability to maintain, develop and protect our intellectual property; our ability to respond to evolving technological requirements to develop or acquire new and enhanced products that achieve market acceptance in a timely manner; our ability to estimate our expenses, future revenues, capital requirements, our needs for additional financing and our ability to obtain additional capital and other factors described in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Explanation of Non-GAAP Financial Measures and Key Business Metrics
The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of Alkami and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that Alkami believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Cost of Revenues” as cost of revenues, excluding (1) amortization and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Gross Margin” as gross profit, plus (1) amortization and (2) stock-based compensation expense, all divided by revenue. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Research and Development Expense” as research and development expense, excluding stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Net Loss” as net loss attributable to common stockholders, plus (1) convertible preferred stock deemed and accrued dividends, (2) provision (benefit) for income taxes (3) loss on financial instruments, (4) amortization, (5) stock-based compensation expense, and (6) acquisition-related expenses, net. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net loss plus (1) provision (benefit) for income taxes, (2) loss on financial instruments, (3) interest expense, net, (4) depreciation and amortization (5) stock-based compensation expense, and (6) acquisition-related expenses, net. The company believes adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

In addition, the Company also uses the following important operating metrics to evaluate its business:

The company defines “Annual Recurring Revenue (ARR)” by aggregating annualized recurring revenue related to SaaS subscription services recognized in the last month of the reporting period as well as the next 12 months of expected implementation services revenues for all clients on the platform in the last month of the reporting period. We believe ARR provides important information about our future revenue potential, our ability to acquire new clients, and our ability to maintain and expand our relationship with existing clients.

The company defines “Registered Users” as an individual or business related to an account holder of an FI client on our digital banking platform who has registered to use one or more of our solutions and has current access to use those solutions as of the last day of the reporting period presented. We price our digital banking platform based on the number of registered users, so as the number of registered users of our digital banking platform increases, our ARR grows. We believe growth in the number of registered users provides important information about our ability to expand market adoption of our digital banking platform and its associated software products, and therefore to grow revenues over time.

The company defines “Revenue per Registered User (RPU)” by dividing ARR for the reporting period by the number of registered users as of the last day of the reporting period. We believe RPU provides important information about our ability to grow the number of software products adopted by new clients over time, as well as our ability to expand the number of software products that our existing clients add to their contracts with us over time.

The company does not provide a reconciliation of our adjusted EBITDA outlook to GAAP net loss because certain significant information required for such reconciliation is not available without unreasonable efforts, including (benefit) provision for income taxes, loss on financial instruments, stock-based compensation expense, and acquisition-related expenses, net, all of which may be significant.

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(UNAUDITED)
	December 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$108,720	$308,581
Marketable securities	87,635	—
Accounts receivable, net	26,246	20,821
Deferred implementation costs, current	7,855	6,272
Prepaid expenses and other current assets	11,709	9,487
Total current assets	242,165	345,161
Property and equipment, net	13,561	11,828
Right of use assets	14,670	—
Deferred implementation costs, net of current portion	24,783	17,991
Intangibles, net	42,593	11,164
Goodwill	148,017	48,091
Other assets	3,096	2,275
Total assets	$488,885	$436,510
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$3,188	$1,563
Accounts payable	4,291	3,649
Accrued liabilities	21,643	19,083
Deferred rent and tenant allowance, current	—	705
Deferred revenues, current portion	8,835	8,198
Lease liabilities, current portion	3,657	—
Total current liabilities	41,614	33,198
Long-term debt, net	81,392	23,053
Deferred revenues, net of current portion	13,904	13,873
Deferred rent and tenant allowance, net of current portion	—	5,190
Deferred income taxes	1,712	85
Lease liabilities, net of current portion	15,817	—
Other non-current liabilities	400	16,500
Total liabilities	154,839	91,899
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized and 0 shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized and 92,112,749 and 89,954,657 shares issued and outstanding as of December 31, 2022 and 2021, respectively	92	90
Additional paid-in capital	706,407	658,374
Accumulated deficit	(372,453)	(313,853)
Total stockholders’ equity	334,046	344,611
Total liabilities and stockholders' equity	$488,885	$436,510

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(UNAUDITED)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues	$55,538	$42,435	$204,270	$152,159
Cost of revenues(1)	26,865	19,288	95,946	68,352
Gross profit	28,673	23,147	108,324	83,807
Operating expenses:
Research and development	20,356	12,903	69,329	48,800
Sales and marketing	8,989	6,317	36,811	24,174
General and administrative	17,133	16,050	71,247	50,398
Acquisition-related expenses, net	(12,684)	806	(12,529)	2,983
Amortization of acquired intangibles	359	93	1,155	368
Total operating expenses	34,153	36,169	166,013	126,723
Loss from operations	(5,480)	(13,022)	(57,689)	(42,916)
Non-operating income (expense):
Interest income	1,313	123	2,696	487
Interest expense	(1,532)	(278)	(3,868)	(1,186)
Loss on financial instruments	246	—	(200)	(3,035)
Loss before income taxes	(5,453)	(13,177)	(59,061)	(46,650)
Provision (benefit) for income taxes	(541)	172	(461)	172
Net loss	(4,912)	(13,349)	(58,600)	(46,822)
Less: cumulative dividends and adjustments to redeemable convertible preferred stock	—	—	—	(277)
Net loss attributable to common stockholders:	$(4,912)	$(13,349)	$(58,600)	$(47,099)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.15)	$(0.64)	$(0.73)
Weighted average number of shares of common stock outstanding:
Basic and diluted	91,708,635	88,813,890	90,956,521	64,510,456
(1) Includes amortization of acquired technology of $1.3 million and $0.4 million for the three months ended December 31, 2022 and 2021, respectively, and $3.9 million and $0.7 million for the years ended December 31, 2022 and 2021, respectively.

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(UNAUDITED)
	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(58,600)	$(46,822)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	8,075	3,443
Accrued interest on marketable securities, net	(369)	—
Stock-based compensation expense	45,395	14,535
Amortization of debt issuance costs	152	50
Gain on revaluation of contingent consideration	(15,500)	—
Loss on financial instruments	200	3,035
Deferred taxes	(690)	85
Changes in operating assets and liabilities:
Accounts receivable	(4,013)	(6,281)
Prepaid expenses and other current assets	(3,210)	352
Accounts payable and accrued liabilities	(1,374)	6,825
Deferred implementation costs	(8,376)	(4,659)
Deferred rent and tenant allowances	—	(568)
Deferred revenues	522	1,046
Net cash used in operating activities	(37,788)	(28,959)
Cash flows from investing activities:
Purchase of marketable securities	(187,217)	—
Proceeds from maturities and redemptions of marketable securities	99,750	—
Purchases of property and equipment	(1,057)	(1,120)
Capitalized software development costs	(3,645)	(2,577)
Acquisition of business, net of cash acquired	(131,839)	(18,326)
Net cash used in investing activities	(224,008)	(22,023)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	85,000	—
Principal payments on debt	(24,688)	(313)
Debt issuance costs paid	(773)	—
Proceeds from exercise of warrants	—	645
Proceeds from ESPP issuance	2,906	3,005
Payment of holdback funds from acquisition	(1,000)	—
Payments for taxes related to net settlement of equity awards	(2,665)	—
Proceeds from stock option exercises	2,399	9,112
Deferred IPO issuance costs paid	—	(4,520)
Repurchase of common stock	—	(3,497)
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	—	192,810
Payment of Series B dividend	—	(4,969)
Net cash provided by financing activities	61,179	192,273
Net (decrease) increase in cash and cash equivalents and restricted cash	(200,617)	141,291
Cash and cash equivalents and restricted cash, beginning of period	312,954	171,663
Cash and cash equivalents and restricted cash, end of period	$112,337	$312,954

ALKAMI TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP total revenues	$55,538	$42,435	$204,270	$152,159

	December 31,
	2022	2021
Annual Recurring Revenue (ARR)	$226,096	$169,049
Registered Users	14,536	12,355
Revenue per Registered User (RPU)	$15.55	$13.68

Non-GAAP Cost of Revenues
Set forth below is a presentation of the company’s “Non-GAAP Cost of Revenues.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP cost of revenues	$26,865	$19,288	$95,946	$68,352
Amortization	(1,533)	(350)	(4,358)	(704)
Stock-based compensation expense	(1,111)	(731)	(4,389)	(1,973)
Non-GAAP cost of revenues	$24,221	$18,207	$87,199	$65,675

Non-GAAP Gross Margin
Set forth below is a presentation of the company’s “Non-GAAP Gross Margin.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP gross margin	51.6%	54.5%	53.0%	55.1%
Amortization	2.8%	0.9%	2.2%	0.4%
Stock-based compensation expense	2.0%	1.7%	2.1%	1.3%
Non-GAAP gross margin	56.4%	57.1%	57.3%	56.8%

Non-GAAP Research and Development Expense
Set forth below is a presentation of the company’s “Non-GAAP Research and Development Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP research and development expense	$20,356	$12,903	$69,329	$48,800
Stock-based compensation expense	(3,911)	(1,120)	(11,398)	(2,915)
Non-GAAP research and development expense	$16,445	$11,783	$57,931	$45,885

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s “Non-GAAP Sales and Marketing Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP sales and marketing expense	$8,989	$6,317	$36,811	$24,174
Stock-based compensation expense	(1,183)	(419)	(4,042)	(1,028)
Non-GAAP sales and marketing expense	$7,806	$5,898	$32,769	$23,146

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s “Non-GAAP General and Administrative Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP general and administrative expense	$17,133	$16,050	$71,247	$50,398
Stock-based compensation expense	(5,431)	(4,472)	(24,763)	(8,619)
Non-GAAP general and administrative expense	$11,702	$11,578	$46,484	$41,779

Non-GAAP Net Loss
Set forth below is a presentation of the company’s “Non-GAAP Net Loss.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net loss attributable to common stockholders	$(4,912)	$(13,349)	$(58,600)	$(47,099)
Convertible preferred stock deemed and accrued dividends	—	—	—	277
Provision (benefit) for income taxes	(541)	172	(461)	172
Loss (gain) on financial instruments	(246)	—	200	3,035
Amortization	1,892	443	5,513	1,072
Stock-based compensation expense	11,636	6,742	44,592	14,535
Acquisition-related expenses, net(1)	(12,684)	806	(12,529)	2,983
Non-GAAP net loss	$(4,855)	$(5,186)	$(21,285)	$(25,025)

(1) Acquisition-related expenses, net include the accrual of deferred compensation due to the former owner of the acquired business, ACH Alert, in addition to acquisition related-expenses associated with the acquisition of MK and Segmint, primarily related to legal, consulting, and professional fees. These expenses are offset by the $15.5 million gain on contingent consideration related to the purchase of MK.

Adjusted EBITDA
Set forth below is a presentation of the company’s “Adjusted EBITDA.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net loss	$(4,912)	$(13,349)	$(58,600)	$(46,822)
Provision (benefit) for income taxes	(541)	172	(461)	172
Loss on financial instruments	(246)	—	200	3,035
Interest expense, net	219	155	1,172	699
Depreciation and amortization	2,563	1,059	8,075	3,443
Stock-based compensation expense	11,636	6,742	44,592	14,535
Acquisition-related expenses, net	(12,684)	806	(12,529)	2,983
Adjusted EBITDA	$(3,965)	$(4,415)	$(17,551)	$(21,955)

(1) Acquisition-related expenses, net include the accrual of deferred compensation due to the former owner of the acquired business, ACH Alert, in addition to acquisition related-expenses associated with the acquisition of MK and Segmint, primarily related to legal, consulting, and professional fees. These expenses are offset by the $15.5 million gain on contingent consideration related to the purchase of MK.

Investor Relations Contact
Steve Calk
Andrew Vinas
ir@alkami.com

Media Relations Contacts
Marla Pieton
marla.pieton@alkami.com

Katie Schimmel
katie@outlookmarketingsrv.com